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Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
B04KNF903
ISIN     MYL5099OO006
ISIN     BRGOLLACNPR4
Issuer
AIR CHINA LTD.
AIRASIA BHD
GOL LINHAS AEREAS - PREF
Underwriters
China Intl, Merrill Lynch, CITIC, CLSA, Daiwa,
Deutsche Bank AG, HSBC, Cazenove, China
Everbright, CIBC, Core Pascific, DBS Asia,
ECM, First Shanghai, Guangdong, Guotai,
ICEA
CSFB, ECM, RHB, Southern, CLSA, DBS
Bank
Banco Santander, Morgan Stanley, Unibanco,
Merrill Lynch, JP Morgan, Raymond James,
UBS
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Ticker
753 HK
AIRA MK
GOLL4 BZ
Is the affiliate a manager or co-manager of offering?
Co-Lead Manager
N/A
N/A
Name of underwriter or dealer from which purchased
Merrill Lynch
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
12/9/2004
11/22/2004
6/24/2004
Total dollar amount of offering sold to QIBs
1,683,408,000
22,006,000
28,536,000
Total dollar amount of any concurrent public offering
0
0
0
Total
1,683,408,000
22,006,000
28,536,000
Public offering price
 $                                                             0.38
 $                                                             0.31
 $                                                             8.63
Price paid if other than public offering price
 N/A
 N/A
 N/A
Underwriting spread or commission
0.08%
0.01%
0.43%
Rating
N/A
 N/A
 N/A
Current yield
N/A
 N/A
 N/A








Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance
Fund Performance
Measurement Date*
Boston Funds







Scudder Emerging Markets Growth
Fund
Boston
782,000
 $                   299,686
0.05%



Scudder International Fund
Boston
1,716,400
 $                   657,776
0.10%



SVS I International Portfolio
Boston
557,200
 $                   213,536
0.03%



Closed End Fund







Scudder New Asia, Inc.
Closed End
704,000
 $                   269,794
0.04%



New York Fund







Scudder International Equity Fund
New York
356,400
 $                   136,583
0.02%



Total

4,116,000
 $
1,577,375
0.24%



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